                        WATERS EMPLOYEE INVESTMENT PLAN
                                      FOR
                                  PUERTO RICO

                        Effective as of January 1, 1997

                                 INTRODUCTION

Waters Operating Corp. (the "Sponsoring Employer") has adopted the Waters Employee Investment Plan for Puerto Rico (the "Plan") effective January 1, 1997. The purpose of the Plan is to facilitate systematic savings by Eligible Employees and to provide Eligible Employees with funds for their retirement or possible earlier needs. It is intended that the Plan qualify under Section 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994 (the "PR-Code"), and the trust forming a part thereof is intended to be exempt from taxation under PR-Code Section 1165(a) and, pursuant to Section 1022(i)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under
Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                      (i)
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                               TABLE OF CONTENTS

                                                                         Page

INTRODUCTION...............................................................i

ARTICLE 1 - DEFINITIONS....................................................1

ARTICLE 2 - PARTICIPATION..................................................8
     2.1    PARTICIPATION REQUIREMENTS.....................................8
     2.2    ELECTIONS REQUIRED.............................................8
     2.3    PARTICIPATION UPON REEMPLOYMENT................................8
     2.4    PARTICIPATION..................................................9
     2.5    PARTICIPATION OF TRANSFERRED EMPLOYEES.........................9

ARTICLE 3 - SALARY DEFERRALS..............................................10
     3.1    SALARY DEFERRALS..............................................10
     3.2    SELECTION AND CHANGE OF RATE..................................10
     3.3    MANNER OF PAYMENT.............................................11
     3.4    DEPOSIT WITH TRUSTEE..........................................11
     3.5    ANTI-DISCRIMINATION LIMITS FOR SALARY DEFERRALS...............11
     3.6    SUSPENSION....................................................13
     3.7    TERMINATION...................................................14
     3.8    RETURN OF SALARY DEFERRALS....................................14
     3.9    NO REVERSION OF EMPLOYER CONTRIBUTIONS........................14

ARTICLE 4 - EMPLOYER CONTRIBUTIONS........................................15
     4.1    EMPLOYER CONTRIBUTIONS........................................15
     4.2    PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS....................15
     4.3    EMPLOYER MATCHING PROFITS CONTRIBUTIONS NOT CONDITIONED ON
            PROFITS.......................................................15

ARTICLE 5 - INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS................16
     5.1    INVESTMENT FUNDS..............................................16
     5.2    INVESTMENTS IN COMPANY SHARES.................................16
     5.4    CHANGE IN INVESTMENT ELECTION.................................17
     5.5    TRANSFER AMONG FUNDS..........................................17
     5.6    RESPONSIBILITY OF PARTICIPANT IN SELECTING
            INVESTMENT FUNDS..............................................18
     5.7    ESTABLISHMENT OF PARTICIPANT ACCOUNTS.........................18
     5.8    VALUATION OF PARTICIPANTS' ACCOUNTS...........................18
     5.9    CORRECTION OF ERROR...........................................19
     5.10   ALLOCATION SHALL NOT VEST TITLE...............................19
     5.11   ALLOCATION OF COMPANY SHARES..................................19

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                          TABLE OF CONTENTS (cont'd)

                                                                        Page

     5.12   ADDITIONAL ACCOUNTING RULES...................................19
     5.13   VOTING OF COMPANY SHARES......................................20
     5.14   PAYMENT OF COMPANY SHARES.....................................20
     5.15   RULE 16b-3....................................................21

ARTICLE 6 - VESTING.......................................................22
     6.1    VESTING.......................................................22

ARTICLE 7 - ELIGIBILITY FOR RETIREMENT BENEFITS...........................23
     7.1    NORMAL RETIREMENT.............................................23
     7.2    LATE RETIREMENT...............................................23
     7.3    DISABILITY RETIREMENT.........................................23

ARTICLE 8 - WITHDRAWALS AND LOANS DURING EMPLOYMENT.......................24
     8.1    WITHDRAWALS OF SALARY DEFERRALS...............................24
     8.2    HARDSHIP WITHDRAWALS..........................................25
     8.3    RESTORATION OF WITHDRAWALS....................................26
     8.4    LOANS.........................................................26
     8.5    LOAN CONDITIONS...............................................27
     8.6    LOAN FUND.....................................................29
     8.7    DISCRETION....................................................29
     8.8    ROLLOVERS.....................................................30

ARTICLE 9 - DISTRIBUTIONS.................................................31
     9.1    DISTRIBUTION AMOUNT...........................................31
     9.2    DISTRIBUTION ON RETIREMENT, DISABILITY, OR OTHER TERMINATION..31
     9.3    DISTRIBUTION ON DEATH.........................................32
     9.4    DISTRIBUTION TO ALTERNATE PAYEES..............................33
     9.5    INVESTMENT OF DEFERRED DISTRIBUTIONS..........................34
     9.6    DESIGNATION OF BENEFICIARY....................................34
     9.7    PROOF OF DEATH................................................35
     9.8    LOAN AS A DISTRIBUTION........................................35
     9.9    BENEFITS PAYABLE ONLY FROM TRUST FUND.........................35
     9.10   DISTRIBUTIONS PURSUANT TO THE PR-CODE AND ERISA...............35

                                     -ii-
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                          TABLE OF CONTENTS (cont'd)

                                                                         Page

ARTICLE 10 - ADMINISTRATION OF THE PLAN...................................36
     10.1    THE COMMITTEE................................................36
     10.2    ORGANIZATION OF THE COMMITTEE................................36
     10.3    POWERS, DUTIES, AND RESPONSIBILITIES OF THE COMMITTEE........36
     10.4    RECORDS OF THE COMMITTEE.....................................37
     10.5    PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN...............37
     10.6    UNCLAIMED BENEFITS...........................................38
     10.7    DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES..............39
     10.8    EXPENSES.....................................................39
     10.9    INVESTMENT MANAGER...........................................39
     10.10   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY...........39
     10.11   INDEMNIFICATION..............................................40
     10.12   FIDUCIARY INSURANCE..........................................40
     10.13   RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES.....41
     10.14   DISCHARGE OF LIABILITY.......................................41

ARTICLE 11 - ADMINISTRATION OF THE TRUST..................................42
     11.1    TRUST AGREEMENT..............................................42
     11.2    EXCLUSIVE BENEFIT OF PARTICIPANTS............................42

ARTICLE 12 - AMENDMENT, TERMINATION OR MERGER OF THE PLAN.................43
     12.1    RIGHT TO AMEND...............................................43
     12.2    RIGHT TO TERMINATE...........................................43
     12.3    TERMINATION OF TRUST.........................................43
     12.4    DISCONTINUANCE OF CONTRIBUTIONS..............................44
     12.5    MERGER OF PLANS..............................................44

ARTICLE 13 - GENERAL PROVISIONS...........................................45
     13.1    FILINGS WITH THE COMMITTEE...................................45
     13.2    STATEMENTS OF ACCOUNTS.......................................45
     13.3    NONALIENABILITY OF BENEFITS..................................45
     13.4    NO CONTRACT OF EMPLOYMENT....................................45
     13.5    PARTICIPATING EMPLOYERS......................................46
     13.6    GOVERNING LAW................................................46

                            ARTICLE 1 - DEFINITIONS

1.1 "Affiliated Employer" means Waters Operating Corp. and each other entity which, on the relevant date, is in the same control group of trades or businesses, within the meaning of Section 3(40)(B) of ERISA, of which the Sponsoring Employer is a member, including any such entity which would otherwise be excluded because it is organized under foreign laws or operates primarily outside the United States and Puerto Rico.

1.2 "Alternate Payee" means any spouse, former spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant's nonforfeitable benefits under the Plan. For purposes of section 9.4, the term "Alternate Payee" excludes a child or other dependent of the Participant.

1.3 "Beneficiary" means any person or persons (including a trust established for the benefit of such person or persons) designated by a Participant or by the terms of the Plan as provided in section 9.6, who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.4 "Benefit Commencement Date" means the first Valuation Date as of which an amount is paid in accordance with the provisions of Article 9.

1.5   "Board" means the Board of Directors of the Sponsoring Employer.

1.6   "Committee" means the Committee appointed by the Board as set forth in section 10.1.

1.7 "Company Shares" means the common stock of Waters Corporation, parent company of the Sponsoring Employer.

1.8 "Compensation" means, in the case of each Employee, all compensation paid in the Plan Year to the Employee by the Employer for services rendered, including salary, commissions, unused vacation pay, shift differentials, short term disability pay, lump-sum cash payments of merit pay increases, and overtime pay, but excluding, for purposes of section 3.1, any severance pay or termination pay, moving expenses, tuition reimbursement, bonuses not specifically included, and any other forms of extraordinary earnings or the value thereof.

      Compensation shall not include any amounts paid or payable to an Eligible Employee for services rendered prior to the date the Eligible Employee becomes a Participant. Compensation for an Eligible Employee's first Plan Year of participation shall be equal to the Employee's actual compensation for the period commencing on the Employee's Entry Date and ending on the last day of the Plan Year. In the event the Employee's actual period is unavailable, Compensation shall be equal to the compensation for such period is unavailable. Compensation shall be equal to the Employee's annual compensation for such Plan Year, prorated for the period during which the Employee was a Participant during the Plan Year.

1.9   "Disability" or "Disabled" as applied to any Participant means that:

      (a) The Participant is wholly and permanently prevented from engaging in any regular occupation or employment for wages or profit as a result of bodily injury or disease, either occupational or nonoccupational in origin; and

      (b) The Participant is entitled to receive a Social Security disability award, or long term disability benefits under a plan sponsored by the Employer.

      "Disability" or "Disabled" does not mean, however, any incapacity which was contracted, suffered, or incurred while the Participant was engaged in, or resulted from the Participant having engaged in, a felonious enterprise, or which resulted from the Participant's habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.

      The Employer shall have the right to require the Participant to submit reasonable proof of such Disability. Such proof may include a requirement that the Participant submit to a medical examination from time to time by a qualified physician or physicians selected by the Employer. Medical examinations shall not be required more frequently than semi-annually.

1.10  "Effective Date" means January 1, 1997.

1.11 "Eligible Employee" means any person who is an Employee of the Employer, excluding, however:

      (a) Any Employee who is a member of a unit of employees covered by a collective bargaining agreement to which the Employer is a party and which does not specifically provide for the coverage of such employees under the Plan;

      (b) Any Employee who is working for the Employer in a location other than Puerto Rico;

      (c) Any director of the Employer not otherwise so employed, or any person who is compensated by special fees pursuant to a special contract or arrangement;

      (d)   Any Employee who is a leased employee;

      (e) Any Employee who is a seasonal or temporary worker; provided, however, if any such Employee is credited with 1,000 Hours of Service or more in a Plan Year, such Employee shall become a Participant upon satisfaction of the requirements of section 2.1(b); or

      (f) Any other Employee in a specified plant, operating unit, or job classification of the Employer as determined by the Board in its sole discretion, provided that any such determination shall not prevent the Plan from qualifying under PR-Code Section 1165(a).

1.12 "Employee" means any person employed by the Employer or an Affiliated Employer. The term "Employee" also includes any leased employees of the Employer.

1.13 "Employer" means Waters Operating Corp. as the Sponsoring Employer, and any Participating Employer, and any successor which shall maintain this Plan.

1.14 "Employer Matching Contributions" means the total matching contributions made by the Employer on behalf of a Participant in accordance with section 4.1.

1.15 "Employment Commencement Date" means the date on which an Employee is first credited with an Hour of Service for the Employer or an Affiliated Employer, disregarding, however, hours of service credited for employment with an Affiliated Employer prior to the date on which such employer became an Affiliated Employer.

1.16 "Entry Date" means the first day of each payroll period as determined under section 2.1, or such other date as determined under section 2.5(a) for a transferred Employee.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.18 "Fiscal Year" means the accounting period for Federal income tax purposes, which is the period of twelve consecutive months commencing on January 1 of each year and ending on the following December 31.

1.19 "Highly Compensated Employee" means any Eligible Employee who is more highly compensated than two-thirds of all other Eligible Employees.

1.20 "Highly Compensated Participant" means a Participant who is a Highly Compensated Employee.

1.21  "Hour of Service" means:

      (a) Each hour for which an Employee is paid directly or entitled to payment for the performance of duties for the Employer or an Affiliated Employer during the Plan Year;

      (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment by the employer or an Affiliated Employer, on account of a period of time during which no duties are performed for the Employer or an Affiliated Employer

            (irrespective of whether the employment relationship has terminated) due to and in accordance with procedures regarding vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

      (c) Each other hour required by the PR-Code or ERISA, or the regulations promulgated thereunder, to be counted as an Hour of Service, including each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, but the same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Hours credited under this paragraph (c) shall be credited to the Plan Year in which the award or agreement pertains, rather than to the Plan Year in which the award, agreement or payment is made.

1.22  "Investment Manager" means any person, firm, or corporation who:

      (a) is a registered investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company;

      (b)   has the power to manage, acquire, or dispose of Plan assets; and

      (c)   acknowledges in writing a fiduciary responsibility to the Plan.

1.23 "Leave of Absence" means an absence granted in writing by the Employer or an Affiliated Employer in accordance with the employer's personnel policies or as required by law, uniformly applied to all employees, including, but not limited to, absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.24  "Limitation Year" means the calendar year.

1.25  "Loan Fund" means the fund to be invested in loans to Participants.

1.26 "Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

1.27 "Normal Retirement Date" means the date on which the Employee shall have attained age 65.

1.28 "Participant" means any Eligible Employee who participates in the Plan in accordance with the provisions of Article 2. An Eligible Employee shall cease to be a Participant in the Plan in accordance with the provisions of section 2.4.

1.29 "Participating Employer" means any Affiliated Employer that has adopted this Plan with the approval of the Sponsoring Employer.

1.30  "Period of Service" or "Service" means, the aggregate of the following:

      (a) The period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and ending on the Employee's Severance from Service Date;

      (b) If an Employee performs an Hour of Service within twelve months of a Severance from Service Date on account of his or her resignation, retirement, or discharge, the period from such Severance from Service Date to such Hour of Service;

      (c) In the case of an Employee who leaves employment with the Employer or Affiliated Employer to enter service with the armed forces of the United States, the period of such military service, provided the individual resumes employment with the Employer or Affiliated Employer within the period during which his or her reemployment rights are protected by applicable law; and

1.31 "Plan" means Waters Employee Investment Plan for Puerto Rico as set forth herein, and as may be amended from time to time.

1.32 "Plan Year" means the twelve consecutive months commencing on January 1 of each year and ending on the following December 31.

1.33 "Profits" means the current year's or accumulated net aggregate income of the Affiliated Employer determined in accordance with the following rules: net income shall be computed in each case before Federal, Puerto Rico, state or foreign income or franchise taxes and without regard to any Salary Deferrals to any other defined contribution plan, or extraordinary losses. Net income shall be determined in accordance with generally accepted accounting principles, consistently applied. The determination of profits and each element thereof, exclusion therefrom or adjustment thereto shall be made by the firm of an independent certified public accountants which regularly reviews the Affiliated Employer's books and shall be conclusive and binding on all persons.

1.34 "Qualified Domestic Relations Order" means a domestic relations order which meets the requirements of Section 206(d)(3)(B)(i) of ERISA as determined by the Committee.

1.35 "Reemployment Commencement Date" means the date on which an Employee is first credited with an Hour of Service for the Employer or an Affiliated Employer following a Severance from Service Date.

1.36 "Retirement Date" means the Participant's Normal Retirement Date or any actual date of retirement after the Participant's Normal Retirement Date.

1.37 "Salary Deferral" means amounts contributed to the Plan on behalf of a Participant pursuant to section 3.1.

1.38  "Severance from Service Date" means the earlier of:

      (a) The date on which an Employee ceases to be employed by the Employer or an Affiliated Employer because he or she resigns, retires, is discharged or dies.

      (b) The first anniversary of the date on which an Employee remains absent from service (with or without pay) with an Employee or an Affiliated Employer for any reason other than resignation, retirement, discharge or death, such an illness, maternity or paternity leave, layoff, or, subject to paragraph (c) below, a Leave of Absence.

      (c) The date on which a Leave of Absence began if the Employee fails to return to active employment upon the expiration of such leave (or, in the case of military leave, during the period his or her reemployment rights are protected by applicable law), unless such failure is the result of retirement, Disability, or death.

1.39 "Sponsoring Employer" means Waters Operating Corp. or its successor or successors.

1.40 "Spouse" means the person, if any, to whom the Participant is lawfully married at the date of his or her death or at his or her Benefit Commencement Date, whichever is earlier, provided, however, that a former spouse will be treated as the Participant's Spouse to the extent provided under a Qualified Domestic Relations Order.

1.41 "Total Account" means the total amounts held under the Plan for a Participant, consisting of the following accounts:

      (a) "Salary Deferral Account" - The portion of the Participant's Total Account consisting of Salary Deferrals made in accordance with section 3.1(a)(i) plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

      (b) "Employer Matching Contribution Account" - The portion of the Participant's Total Account consisting of Employer Matching Contributions made on behalf of the Participant in accordance with section 4.1, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

      (c) "Rollover Account" - The portion of the Participant's Total Account consisting of any Rollover Contributions made on behalf of the Participant in accordance with section 8.14, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

1.42 "Trustee" means the Trustee or Trustees appointed by the Sponsoring Employer to administer the Trust Fund in accordance with Article 11.

1.43 "Trust Fund" means the trust established to hold and invest the assets of the Plan.

1.44 "Valuation Date" means at least the last day of every month on which the New York Stock Exchange is open for trading, and such other date or dates as the Committee deems appropriate.

1.45 "Year of Eligibility Service" is completed when an Eligible Employee is credited with a one-year Period of Service.

                           ARTICLE 2 - PARTICIPATION

2.1   PARTICIPATION REQUIREMENTS

      (a) Any individual who is an Eligible Employee as of the Effective Date shall become a Participant on the Effective Date.

      (b) Any individual who becomes an Eligible Employee after the Effective Date shall become a Participant on the first Entry Date coincident with or next following the date on which he or she shall have completed a thirty-day period of Service by making elections pursuant to section 2.2.

2.2   ELECTIONS REQUIRED

      An Eligible Employee shall become a Participant by making elections in the manner prescribed by the Committee. Any elections made pursuant to section
      4.1 shall become effective beginning with the first paycheck received by the Eligible Employee on or after the Entry Date which is 30 or more days after the date the Eligible Employee files his or her elections in the form prescribed by the Committee. A Participant's elections made pursuant to section 3.1 shall remain in effect (subject to the contribution limitations under section 3.5) while the Participant is an Eligible Employee or until such time as he or she files a new election with the Committee in the form prescribed by the Committee.

2.3   PARTICIPATION UPON REEMPLOYMENT

      (a) If an Eligible Employee has a Severance from Service Date after he or she becomes a Participant and he or she is subsequently reemployed as an Eligible Employee, he or she may resume making contributions or having contributions made on his or her behalf to the Plan as of his or her Reemployment Commencement Date, by making elections pursuant to section 2.2.

      (b) If, prior to becoming a Participant, an Eligible Employee has a Severance from Service Date after he or she has met the participation requirements of section 2.1 (b), the Eligible Employee may participate in the Plan on the later of his or her Reemployment Commencement Date or the Entry Date on which he or she would have first been eligible to participate in the Plan had the Severance from Service Date not occurred, by making elections pursuant to section 2.2.

      (c) If an Eligible Employee has a Severance from Service Date before he or she meets the participation requirements of section 2.1(b), the Eligible Employee may participate in the Plan on the first Entry Date following the date on which he or she first meets the participation requirements of section 2.1(b), provided he or she is then an Eligible Employee, by making elections pursuant to section 2.2.

2.4   PARTICIPATION

      A Participant's participation in the Plan shall continue until the later of:

      (a)   The Participant's Severance from Service Date, or

      (b) Such time as all nonforfeitable amounts credited to the Participant's Total Account shall have been distributed in full in accordance with the terms of the Plan.

2.5   PARTICIPATION OF TRANSFERRED EMPLOYEES

      (a) If an Employee transfers to a position in which he or she is an Eligible Employee from employment with the Employer or an Affiliated Employer in which he or she was not an Eligible Employee, including any individuals who are returning from a leave of absence and who were receiving payments under a workers' compensation plan or a long term disability plan, the transferred Employee may participate in the Plan on the later of (1) the date of such transfer or (2) the first day of the first payroll period on which he or she would have first become a Participant under section 2.1 had his or her service before the date of such transfer been service as an Eligible Employee, by making elections pursuant to section 2.2.

      (b) If an Employee transfers to a position with the Employer or an Affiliated Employer in which he or she is no longer an Eligible Employee, Salary Deferrals and Employer Matching Contributions shall cease to be made by or on behalf of the Participant for Periods of Service rendered on or after the Participant's date of transfer. The Participant's Total Account will continue to share in the investment experience of the Trust Fund as long as a balance remains.

            If such Employee returns to a position in which he or she is again an Eligible Employee, he or she may resume making contributions or having contributions made on his or her behalf under the Plan as of the date of transfer by making elections pursuant to section 2.2.

      (c) If a Participant transfers among Employers participating in the Plan and remains an Eligible Employee, such Participant's rights under the Plan shall not be affected, and the Participant's participation in the Plan shall continue without interruption.

                          ARTICLE 3 - SALARY DEFERRALS

3.1   SALARY DEFERRALS

      (a)   Limits.  Subject to sections 3.5, 3.6 and 3.7, an Eligible Employee
            ------
            may elect to have his or her taxable compensation reduced and the corresponding Salary Deferrals contributed to the Plan on his or her behalf for any Plan Year in increments of 1% up to a maximum of 10% of his or her Compensation, but not in excess of $7,500, or, if greater, the maximum amount in effect under PR-Code Section 1165(e)(7)(A) at any such time. The Committee may limit the maximum amount of any Participant's Salary Deferrals during any Plan Year in a nondiscriminatory manner. A Participant's investment election of his or her Salary Deferrals shall be made in accordance with section 5.3. The 10%/$7,500 annual limit applies on an individual basis to all contributions made on behalf of each Participant to all qualified cash or deferred arrangements (within the meaning of Section 1165(e)(2) of the PR-Code), including any such contributions made to other plans. It shall be the responsibility of each Participant to coordinate his or her salary deferrals as needed to meet this limit in connection with any other plan or plans. The Committee will not take account of salary deferrals made to any other plan and, except as required by law, no deferrals made under the Plan will be returned because the Participant's deferrals under another plan caused his or her total salary deferrals for a year to exceed the 10%/$7,500 annual limit.

      (b)   Employer Contributions.  Salary Deferrals shall be deemed to be
            ----------------------
            employer contributions to the Plan, and a Participant's election to commence making Salary Deferrals shall constitute an election (for Puerto Rico income tax purposes) to have his or her taxable compensation reduced by the amount of all Salary Deferrals. Aggregate Salary Deferrals with respect to a Plan Year shall be limited in the manner provided under the PR-Code if they exceed Profits.

3.2   SELECTION AND CHANGE OF RATE

      (a)   Selection and Change by Participants.  As of an Entry Date, a
            ------------------------------------
            Participant may elect to make Salary Deferrals and designate the rate(s) of contribution by filing the prescribed form with the Employer in such manner and at such time prior to the Entry Date as the Committee shall require. A Participant may reduce or increase the rate of his or her Salary Deferrals to any other rate(s) permitted under this Article 3 as of the first day of any payroll period by filing the prescribed form with the Employer on or before the due date established by the plan administrator from time to time. The Committee, in its discretion, may change the due date for filing the prescribed form, provided that any change in the due date is communicated to all Participants, is nondiscriminatory in effect, and is uniformly applied. A Participant may elect to suspend making any Salary Deferrals to the Plan at any time during the Plan Year, by filing the prescribed form with the Employer. Such election shall take effect the first day of the next payroll period after the Employer receives such form.

            A Participant may elect to recommence Salary Deferrals as of the first day of any payroll period by filing the prescribed form with the Employer on or before the due date established by the plan administrator. All elections, change of elections, suspensions and resumptions with respect to Salary Deferrals shall be subject to such administrative rules as shall be established by the Committee.

      (b)   Change by Committee to Meet Anti-Discrimination Limits, Etc.  At any
            -----------------------------------------------------------
            time in a Plan Year, the Committee (in its sole discretion, in accordance with section 3.5 to meet anti-discrimination limits, in accordance with section 3.1(a) to meet the 10%/$7,500 limit, in accordance with section 4.1(b), or for any other reason) may reduce the maximum percentage at which a Participant may contribute Salary Deferrals to the Plan during the remainder of the Plan Year. To the extent permitted by the PR-Code and the regulations thereunder, the Committee, in its sole discretion, may (i) reduce the maximum dollar amount which a Participant may contribute as Salary Deferrals instead of or in addition to limiting the maximum percentage at which such contributions may be made or (ii) require that a Participant discontinue all Salary Deferrals for the remainder of the Plan Year. Reduction or discontinuance of Salary Deferrals to meet anti-discrimination limits shall be applied to Highly Compensated Participants in the manner described in section 3.5 or in any other manner chosen by the Committee that does not discriminate in favor of the Highly Compensated Participants. Any other reduction or discontinuance shall be applied as the Committee determines, on a basis that does not violate the nondiscrimination rules of the PR-Code. Upon the close of each Plan Year, or on such earlier date as the Committee may determine, any reduction or discontinuance made pursuant to this section 3.2 shall cease to apply to the Participant until the Committee again determines that a reduction or discontinuance of Salary Deferrals is appropriate pursuant to this section.

3.3   MANNER OF PAYMENT

      Salary Deferrals shall be made through payroll deductions from the Participant's Compensation.

3.4   DEPOSIT WITH TRUSTEE

      A Participant's Salary Deferrals shall be paid to the Trustee as soon as reasonably practicable after they are withheld or received.

3.5   ANTI-DISCRIMINATION LIMITS FOR SALARY DEFERRALS

      Salary Deferrals under this Plan are intended to be non-discriminatory under Section 1165(e) of the PR-Code. To assure that discrimination will not occur, Salary Deferrals shall be limited in accordance with this section 3.5. This section shall be applied for each Plan Year on the basis of actual Salary Deferrals and Compensation for that year. Thus, each Plan Year constitutes the "testing period." The following procedure shall be followed:

      (a) The Salary Deferrals of Highly Compensated Participants shall be subject to the restrictions of this section 3.5.

      (b) If the aggregate deferral rate of Highly Compensated Participants for a testing period would exceed the maximum deferral rate permissible under subsection (c) of this section 3.5, the Committee shall reduce the amount deferred (or to be deferred) by Highly Compensated Participants so as to cause their aggregate deferral rate not to exceed the maximum rate allowable under subsection (c). The Committee shall effect such a reduction by prohibiting Salary Deferrals by Highly Compensated Participants in excess of a specified maximum percentage of Compensation or in excess of the maximum dollar amount determined under section 3.2(b), rather than reducing the Salary Deferrals of all such Participants proportionately.

      (c) The aggregate deferral rate of Highly Compensated Participants shall not exceed the aggregate deferral rate of all other Participants during the applicable testing period by more than the allowable amount set forth in the following table:


               Column I                                  Column II

If the aggregate deferral rate ("ADR")      Then the maximum aggregate deferral
for the Non-Highly Compensated              rate ("ADR") for Highly Compensated
Participants is:                            Participants is:

      Less than 2%                          2.0 x the Column I ADR

      2% to 8%                              The Column I ADR + 2%

      More than 8%                          1.25 x the Column I ADR

      (d) For purposes of this subsection, the aggregate deferral rate during a testing period for a group of Participants shall be the percentage determined by averaging the deferral rates of each member of the group. A Participant's deferral rate shall be determined by dividing his or her Compensation for the testing period into the sum of his or her Salary Deferrals with respect to such period. If a Participant who is a "Highly Compensated Participant" is a participant in any other qualified cash or deferred arrangement (as defined in Section 1165(e)(2) of the PR-Code) maintained by the Employer or an Affiliated Employer, then the deferral rate determined for the Participant under all qualified cash or deferred arrangements shall be aggregated with the deferral rate determined for the Participant for purposes of subsection (c) above.

      (e) In the event that this Plan satisfies the requirements of Section 1165(a)(3) or Section 1165(a)(4) of the PR-Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the PR-Code only if aggregated with this Plan, then all such plans shall be treated as a single plan for purposes of the anti-discrimination limits imposed by this section 3.5.

      (f) If the aggregate deferral rate for Highly Compensated Participants for the testing period would exceed the maximum aggregate deferral rate permissible under subsection (c) and if the correction mechanism described in subsection (b) cannot operate to effect compliance with the anti-discrimination limits for any reason, then the Committee shall cause a refund to be made to the appropriate Highly Compensated Participant of amounts previously deferred during this testing period plus income thereon. The Committee shall do this by refunding the amount of the excess Salary Deferrals, determined by reducing Salary Deferral contributions made on behalf of Highly Compensated Participants in order of the deferral rates beginning with the highest of such percentages, to the Highly Compensated Participants. Any distribution of the adjusted excess Salary Deferrals will be made to the Highly Compensated Participants on the basis of the respective portion of the adjusted excess Salary Deferrals attributable to each of such employees and will be returned to the employees on whose behalf such contributions were made. The portion of the adjusted excess Salary Deferrals attributable to each Highly Compensated Participant is equal to:

            (1) the total Salary Reductions of the Highly Compensated Participant for the Plan Year (determined without regard to the above described reduction), less

            (2) the deferral rate of the Highly Compensated Participant for the Plan Year (as reduced under the above described procedure) multiplied by his or her Compensation for the Plan Year.

      The Committee shall make appropriate arrangements for payroll withholding (if required) and for reporting of refunded amounts as taxable income of the affected Participants. The Committee shall take action necessary under this paragraph as soon as possible after the end of the Plan Year (preferably within 2 1/2 months after such Plan Year) and in no event later than the end of the following Plan Year. The determination of the amount of the income allocable to excess Salary Deferrals to be refunded to Highly Compensated Participants under this subsection will be made in accordance to the regulations under Section 1165(e) of the PR-Code.

3.6   SUSPENSION

      A Participant's participation in the Plan shall be suspended for any period with respect to which he or she is not an Eligible Employee. With respect to any period of suspension, a Participant shall not make Salary Deferrals but such Participant's Account(s) shall continue to share in the income, gains and losses of the Trust Fund.

3.7   TERMINATION

      A Participant's participation in the Plan shall terminate as of the earlier of (i) the date on which such Participant's entire vested and nonforfeitable interest has been distributed or (ii) the date of such Participant's death.

3.8   RETURN OF SALARY DEFERRALS

      Any other provision of the Plan notwithstanding, each Salary Deferral is expressly conditioned upon a determination by the Puerto Rico Secretary of the Treasury or its delegate that the Plan qualifies under Section 1165(a) and Section 1165(e) of the PR-Code and upon the deductibility of such contribution under Section 1023(n) of the PR-Code. Distributions may be withheld until a favorable determination letter is issued recognizing the Plan's qualified status. If, however, the Plan fails to qualify, then each Salary Deferral made with respect to the period of disqualification shall be returned to the Employer which made it within 12 months after the date of the denial of qualification. If the deduction of all or part of any Salary Deferral is disallowed, then the amount disallowed shall be returned to the Employer which made it within 12 months after the date of the disallowance. If all or part of a Salary Deferral is made as a result of a good faith mistake of fact, such contribution may be repaid to the Employer which made it within 12 months after it was made. Salary Deferrals refunded for the Plan's failure to qualify, for non-deductibility or for a mistake of fact shall be paid as additional compensation to the Participants who made such Salary Deferrals by the Employer to which the Salary Deferral was returned. The amounts which may be returned to the Employer above shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been the disallowance of the deduction or a mistake of fact, as applicable. Earnings on the returned Salary Deferral contributions shall also be returned to the Employer and paid as compensation to the Participants who made such Salary Deferrals.

3.9   NO REVERSION OF EMPLOYER CONTRIBUTIONS

      The assets of the Plan shall never inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.

                       ARTICLE 4 - EMPLOYER CONTRIBUTIONS

4.1   EMPLOYER CONTRIBUTIONS

      Subject to the conditions and limitations of this Article 4, for each Plan Year each Employer shall contribute to this Trust on behalf of each Participant who is employed by it during that Plan Year the following amounts:

      (a)   Salary Deferrals.  An amount equal to the Salary Deferrals made in
            ----------------
            accordance with section 3.1 for such Plan Year by such Participant; and

      (b)   Employer Matching Contributions.  An Employer Matching Contribution
            -------------------------------
            in an amount equal to 50% (fifty percent) of the aggregate amount of each such Participant's Salary Deferrals not exceeding 6% of such Participant's Compensation for such Plan Year; provided, however, Participants must have completed at least one (1) Year of Service in order to be entitled to an Employer Matching Contribution.

4.2   PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS

      Employer Matching Contributions for a Plan Year shall be contributed to the Trust Fund as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Employer's income tax return for the Fiscal Year of the Employer which includes the last day of the Plan Year for which such contributions are made.

4.3   EMPLOYER MATCHING CONTRIBUTIONS NOT CONDITIONED ON PROFITS

      Employer Matching Contributions made for a Plan Year shall be made without regard to the Employer's current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year.

           ARTICLE 5 - INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS

5.1   INVESTMENT FUNDS

      The Trustee shall establish one or more investment funds as the Sponsoring Employer may from time to time direct. The Sponsoring Employer may direct that each investment fund be invested:

      (a) At the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the Sponsoring Employer for such investment fund; or

      (b) At the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Sponsoring Employer; or

      (c) In such investments as the Sponsoring Employer may specify for such investment fund.

      The Sponsoring Employer may from time to time change its direction with respect to any investment fund and may, at any time, eliminate any investment fund or establish additional funds. Whenever an investment fund is limited, the Trustee shall promptly liquidate the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Sponsoring Employer.

      The Trustee may maintain from time to time reasonable amounts in cash or cash equivalents in any fund as it shall deem necessary to carry out the purposes of the Plan. All expenses properly attributable to an investment fund, including but not limited to brokerage fees and stock transfer taxes, shall be paid from such investment fund, unless paid by the Employer.

      All dividends, interest and other income of each investment fund, as well as stock splits, stock dividends, and the like, shall be reinvested in that investment fund.

5.2   INVESTMENTS IN COMPANY SHARES

      Participants may elect to have a portion of their Total Account invested by the Trustee in the Waters Stock Fund. For this purpose it is intended that the Plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as such term is defined in Sections 407(d)(3) and 407(d)(5) of ERISA) and that the Trustee may invest up to 100% of the Trust Fund held by it in Company Shares, to the extent elected by Participants. Company Shares may be acquired by the Trustee through purchases on the open market, private purchases, purchases from the employer (including purchases from the parent company of the Sponsoring Employer of treasury shares or authorized but unissued shares), or otherwise. Except with respect to Company Shares purchased on the open market, no purchase of Company Shares shall be made at a price in excess of the closing price on the New York Stock Exchange for Company Shares on the business day on which Company Shares were last traded next preceding the date of purchase. Pending investment in Company Shares, Participant Total Accounts invested in the Waters Stock Fund pursuant to Participants' investment elections may be invested in cash.

5.3   INVESTMENT ELECTION

      (a) At the time an Eligible Employee becomes a Participant in the Plan and makes an election in accordance with section 3.1, the Eligible Employee must choose the percentage in which contributions made by or on behalf of such Participants are to be invested in each investment fund. Such percentage may be 0%, or in increments of 1%, up to a total of 100%. A Participant's investment elections must total 100%.

      (b) During the absence of a valid election by a Participant, the contributions made by or on behalf of such Participant, and loan repayments, if any, shall be credited to the fund with the least investment risk as determined by the Committee in its sole discretion.

5.4   CHANGE IN INVESTMENT ELECTION

      A Participant may elect, subsequent to his or her initial participation in the Plan, to have future contributions invested in a proportion different from that previously elected, provided that at least 10 days in advance of such date the Participant files with the Committee a new election on the appropriate form, and further provided that any such election shall not apply to the Loan Fund. Such new election must be made in accordance with the percentage specifications provided in section 5.3. A Participant may elect, effective on any business day of the year, or at such other time as specified by the Committee, upon telephonic notification to the recordkeeper appointed by the Employer, or such other form of notification as specified by the Committee, to have his or her future contributions invested in a proportion different from that previously selected. Such new election shall be made in accordance with the percentage specifications provided in section 5.3. For purposes of the Plan, a "business day" shall be any day the New York Stock Exchange is open for trading.

5.5   TRANSFER AMONG FUNDS

      A Participant may elect, effective as of the first day of any calendar quarter, to reallocate, in 1% increments, his or her Total Account among the investment funds, provided that at least 10 days in advance of such date the Participant files with the Committee a new election on the appropriate form, and further provided that any such election shall not apply to the Loan Fund. A Participant may elect upon telephonic notification to the recordkeeper appointed by the Employer, or such other form of notification as specified by the Committee, no more frequently than once per month, to reallocate, in 1% increments, his or her Total Account among the investment funds.

      The Committee may from time to time:

      (a) Limit or restrict a Participant's ability to change the allocation of his or her Total Account among the investment funds and/or withdraw balances from the various investment funds in order to conform to the practices, provisions, or restrictions of any investment media held in any such investment fund; and

      (b) Adopt procedures relating to the determination and allocation of the investment earnings among the Participants' Total Accounts, in order to facilitate the administration of the Plan on an equitable and practicable basis.

5.6   RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENT FUNDS

      The selection of an investment fund or funds is the sole responsibility of each Participant. The Committee, the Trustee, the Investment Manager, the Employer, or any other fiduciary to the Plan may not advise a Participant as to the election of any investment fund or the manner in which contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment fund impose any liability on the Committee, the Trustee, the Investment Manager, or the Employer.

5.7   ESTABLISHMENT OF PARTICIPANT ACCOUNTS

      (a) The Employer shall establish and maintain for each Participant a Total Account, consisting of the following accounts, and any such other accounts as may be deemed necessary by the Committee:

            (i)    Salary Deferral Account;

            (ii)   Employer Matching Contribution Account; and

            (iii)  Rollover Account.

      (b) Within each of the accounts described in paragraph (a) above, separate records shall be kept of the portion of the account credited to each investment fund and the Loan Fund.

5.8   VALUATION OF PARTICIPANTS' ACCOUNTS

      (a) The assets of the Trust Fund shall be valued on each business day of the year. Each Participant's balance in his or her various accounts and investment funds shall then be adjusted to reflect the Participant's proportionate share of the total activity in each account and investment fund, including, but not necessarily limited to, investment earnings, losses, expenses, contributions, dividends, distributions, investment fund transfers, and forfeitures.

      (b) As of the first day of each payroll period, each Participant's Salary Deferrals, loan repayments and Employer Matching Contributions made since the first day of the previous payroll period, shall be credited to the appropriate investment funds in accordance with the Participant's mos recent investment elections under section 5.3.

      (c) Distributions and withdrawals from the Participant's Total Account shall be debited at a frequency to be determined by the Committee.

5.9   CORRECTION OF ERROR

      The Committee may adjust the Total Accounts of any or all Participants or Beneficiaries in order to correct errors or rectify omissions, including, without limitation, any allocations to a Participant's Total Account made in excess of the limits specified in section 3.5, in such manner as it believes will best result in the equitable and nondiscriminatory administration of the Plan.

5.10  ALLOCATION SHALL NOT VEST TITLE

      The fact that an allocation is made and amounts are credited to the Total Account of a Participant shall not vest in such Participant any right, title, or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason thereof.

5.11  ALLOCATION OF COMPANY SHARES

      As of each valuation date, all Company Shares then held under the Waters Stock Fund shall be considered as purchased for the accounts of Participants who have elected to invest in the Waters Stock Fund to the extent their respective accounts can be charged therefor on the basis of the established unit value of the Waters Stock Fund as determined by the investment manager of the Waters Stock Fund. The interest of a Participant who has elected to invest in the Waters Stock Fund at any time shall be an amount equal to the then value of a unit in the Waters Stock Fund multiplied by the number of units then credited to such Participant.

5.12  ADDITIONAL ACCOUNTING RULES

      The following additional accounting rule applies to Participants who have elected to invest in the Waters Stock Fund and have had Company Shares credited to their accounts: if rights or warrants are issued with respect to any Company Shares held by the Trustee, such rights or warrants shall be sold by the Trustee and the proceeds thereof shall be appropriately reflected in Participants' Total Accounts in accordance with rules established by the Committee and uniformly applied.

5.13  VOTING OF COMPANY SHARES

      The Trustee shall furnish to each Participant who has Company Shares credited to his Total Account notice of the date and purpose of each meeting of the stockholders of the Sponsoring Employer at which such Company Shares are entitled to be voted. The Trustee shall request from each such Participant instructions as to the voting at that meeting of Company Shares credited to his Total Account. If the Participant furnishes such instructions to the Trustee within the time specified in the notification given to him, the Trustee shall vote such Company Shares in accordance with the Participant's instructions, except as may otherwise be required by ERISA. Such instructions shall be held in confidence and shall not be divulged or released to any person including any officer or any other employee of the company. All Company Shares credited to Total Accounts as to which the Trustee does not receive voting instructions as specified above shall be voted by the Trustee proportionately in the same manner as the Trustee votes Company Shares to which the Trustee has received voting instructions as specified above, except as may otherwise be required by ERISA. Similarly, the Trustee shall furnish to each Participant who has Company Shares credited to his Total Account notice of any tender offer for, or a request or invitation for tenders of, Company Shares made to the Trustee. The Trustee shall request from each such Participant instructions as to the tendering of Company Shares credited to his Total Account and for this purpose the Trustee shall provide Participants with a reasonable period of time in which they may consider any such tender offer for or request or invitation for tenders of, Company Shares made to the Trustee. Such instructions shall be held in confidence and shall not be divulged or released to any person including any officer or any other employee of the Sponsoring Employer. The Trustee shall tender the Company Shares as to which the Trustee has received instructions to tender from Participants within the time specified by the Trustee, except as may otherwise be required by ERISA. Company Shares credited to accounts as to which the Trustee has not received instructions from Participants shall not be tendered, unless otherwise required by ERISA. In carrying out the Trustee's responsibilities hereunder the Trustee may rely on information furnished by the Committee, including the names and current addresses of Participants, the number of Company Shares credited to their Total Accounts, and the number of shares held by the Trustee that have not been allocated.

5.14  PAYMENT OF COMPANY SHARES

      Amounts payable from the Waters Stock Fund may be paid in cash or Company Shares, at the Participant's discretion, provided further that any fractional amount of Company Shares allocated to a Participant's Total Account shall be paid in cash. Payments from the Waters Stock Fund that are made in cash instead of Company Shares shall have a value equal to the proceeds obtained by the Trustee for the Company Shares sold to make such distribution.

5.15  RULE 16b-3

      With respect to each person subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                              ARTICLE 6 - VESTING

 6.1  VESTING

      A Participant's Total Account shall be fully vested at all times.

                ARTICLE 7 - ELIGIBILITY FOR RETIREMENT BENEFITS

7.1  NORMAL RETIREMENT

     A Participant who terminates employment with the Employer or an Affiliated Employer on his or her Normal Retirement Date shall be entitled to retire and receive the entire value of such Total Account in accordance with the provisions of Article 9.

7.2  LATE RETIREMENT

     A Participant may continue in employment with the Employer or an Affiliated Employer after the Participant's Normal Retirement Date, and upon the Participant's actual date of retirement he or she shall be entitled to receive the entire value of his or her Total Account in accordance with the provisions of Article 9.

7.3  DISABILITY RETIREMENT

     A Participant who retires due to a Disability shall be entitled to receive the entire value of his or her Total Account in accordance with the provisions of Article 9.

              ARTICLE 8 - WITHDRAWALS AND LOANS DURING EMPLOYMENT

8.1  WITHDRAWALS OF SALARY DEFERRALS

     Salary Deferrals are not distributable to the Participant or to his Beneficiary earlier than:

     (a) The Participant's separation from service, death or Disability;

     (b) Termination of the Plan without the establishment of another defined contribution plan by the Employer;

     (c) The date of the disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets used in its trade or business with respect to a Participant who continues employment with the entity acquiring such assets but only if the transferor Employer continues to maintain the Plan; or

     (d) The date of the disposition to an entity that is not an Affiliated Employer of the Employer's interest in a subsidiary corporation that employs the Participant when the Participant continues employment with such subsidiary and the transferor Employer continues to maintain the Plan after the disposition.

     (e) Notwithstanding anything in subparagraphs (a) through (d) of this section 6.6 to the contrary, a Participant may, on or after attaining age 59 1/2 or after suffering a financial hardship, withdraw any Salary Deferral then credited to his or her Salary Deferral Account; provided, however, that earnings on such Salary Deferrals can be withdrawn only after age attaining 59 1/2 and provided, further, that hardship withdrawals must be approved by the Committee and will only be granted to the extent that the amount requested is necessary to satisfy immediate and heavy financial needs of the Participant arising solely from one or more of the following:

         (i) The purchase (excluding mortgage payments) of a principal residence for the Participant;

         (ii) The payment of unreimbursed medical or hospital expenses described in Section 1023(aa)(2)(P) of the PR-Code incurred by the Participant, the Participant's spouse, the Participant's dependents, or by any other family member the Committee by unanimous consent may approve;

         (iii) The payment of tuition for the next semester or quarter of post-secondary education of the Participant, spouse, children or dependents;

         (iv) The need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

         (v) The payment of the funeral expenses of a spouse, dependent, in-law, or any other family member the Committee by unanimous consent may approve; or

         (vi) Such other immediate and heavy financial needs as determined by the Secretary of the Treasury of Puerto Rico and announced by publication of revenue rulings, notices and other documents of general applicability and adopted by the Committee.

8.2  HARDSHIP WITHDRAWALS

     (a) A Participant may request a hardship withdrawal, in the form prescribed by the Committee, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), and provided the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under all qualified plans maintained by the Employer and all Affiliated Employers. The amount available for withdrawal shall be determined as of the Valuation Date immediately preceding the date of withdrawal. Each hardship withdrawal shall be subject to the approval of the Committee.

         A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

         (i) expenses for medical care described in Section 213(d) of the Code (and not covered by insurance) previously incurred by the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in
                Section 213(d) of the Code;

         (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

         (iii) payments necessary to prevent the eviction of the Participant from a principal residence or foreclosure on the mortgage of the Participant's principal residence; or

         (iv) payment for tuition and related educational fees for the next twelve months of post-secondary education for the Participant, or the Participant's Spouse, children or dependents (as defined in Section 152 of the Code).

     (b) In the event a hardship withdrawal is made from the Participant's Salary Deferral Account, no Salary Deferrals or Employer Matching Contributions shall be made on the Participant's behalf for a period of twelve consecutive calendar months, commencing with the Valuation Date next following the date of the hardship withdrawal.

     (c) Hardship withdrawals shall be withdrawn from the Participant's Total Account in the following order until the full amount of the withdrawal has been provided:

         (i)    from the Participant's Rollover Account;

         (ii) from the Participant's Salary Deferral Account, exclusive of earnings allocable thereto after 1988.

         If the amount of the withdrawal is such that only a portion of one of the above accounts is to be withdrawn, and if the account is invested in more than one investment fund, then the percentage of each investment fund to be withdrawn shall, to the extent practicable, be equal to the ratio of the amount to be withdrawn from the account to the total value of the account.

8.3  RESTORATION OF WITHDRAWALS

     A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provision of sections 8.1 or 8.2.

8.4  LOANS

     (a) Any Participant or Beneficiary who is a party in interest (as defined in Section 3(14) of ERISA) may request a loan in an amount which does not exceed the lesser of (i), (ii) or (iii) below:

         (i) $50,000 reduced by the individual's highest outstanding loan balance from this Plan and all other qualified plans of the Employer and all Affiliated Employers during the 12 month period ending on the day before the date the new loan is made.

         (ii) 50% of the individual's vested interest in the Trust Fund, reduced by the outstanding balance of all previous loans made to the individual from this Plan.

         (iii) The sum of the account balances in the individual's Salary Deferral Account and Rollover Account.

         Loans shall be made as of the Valuation Date following the date the loan is approved by the Committee.

     (b) A loan may either be a general purpose loan or a housing loan. A housing loan must be used to purchase or build a primary residence.

     (c) Loans shall be borrowed from the individual's Total Account in the following order until the full amount of the loan has been provided:

         (i)    from his or her Salary Deferral Account;

         (ii)   from his or her Rollover Account; and

         (iii)  from his or her Employer Matching Contribution Account.

     (d) A loan request shall be approved by the Committee if the Committee determines that the loan will not constitute a taxable distribution from the Plan, the "loan is adequately secured, and the loan applicant has agreed to the loan's repayment conditions. A loan shall not be granted where the Committee determines that the requested loan, when considered with the applicant's other financial commitments, including an existing Plan loan, may result in the applicant's inability to repay the requested loan in accordance with the loan's repayment conditions.

     (e) A Participant may request a loan in the form prescribed by the Committee. If a Participant requests a housing loan, a purchase and sale agreement or a construction contract and any other documentation the Committee may request must be submitted to the Committee. Decisions by the Committee regarding loans shall be final and shall be communicated to the applicant approximately 30 days from the date the loan application is received by the Committee.

 8.5 LOAN CONDITIONS

     A loan shall be subject to the following conditions:

     (a) There shall be no more than two loans outstanding.

     (b) The minimum loan shall be $1,000.

     (c) The loan shall be based upon the vested balance in the applicant's Total Account as of the Valuation Date preceding the date the loan is made.

     (d) Each loan shall bear a reasonable rate of interest established in accordance with the specific written procedures adopted from time to time by the Committee. Such rate of interest shall provide the Plan with a return commensurate with the prevailing interest rate charged on similar loans by institutions in the business of lending money. The interest rate established for Plan loans shall be reviewed by the Committee on a quarterly basis and may be adjusted by the Committee to assure a reasonable rate of return and compliance with Department of Labor Regulation 2550.408b-l(e).

     (e) Each loan shall be secured by collateral consisting of the applicant's interest in the Trust Fund, supported by a promissory note for the amount of the loan, made payable to the Trustee.

     (f) Each loan shall be assessed administrative charges and processing fees established by the Committee. All administrative charges and processing fees shall be paid by the Participant.

     (g) In applying for a general purpose loan, the applicant shall agree to repay the loan plus interest over a period of from one to five years, as elected by the applicant, unless the loan is to be used for the purchase of or construction of the applicant's principal place of residence, in which case the repayment period may be from one year to fifteen years, as elected by the applicant. Effective January 1, 1995, the repayment period may be from one year to twenty years.

         The Committee may, however, on the basis of uniform and nondiscriminatory standards, establish a maximum repayment period of less than five years (or less than twenty years in the case of loans used for the purchase or construction of the applicant's principal place of residence).

     (h) Repayment by Participants actively employed by the Employer during the repayment period shall be in equal instruments by payroll deduction and shall commence with the first paycheck received by the Participant following receipt of the loan.

         If a Participant is on an unpaid Leave of Absence and he or she has not terminated employment, repayments may be made by check. If such repayments are not made, interest will be added to the outstanding balance of the loan, and the repayment amount shall be recalculated (at the original interest rate) when the Participant resumes active employment in order to repay such outstanding balance within the loan repayment period.

     (i) Full repayment of the entire outstanding balance of a loan may be made by a cashier's check as of any Valuation Date following the date on which repayment is scheduled to commence. Partial repayments shall not be permitted.

     (j) If a Participant (other than a Participant on an approved Leave of Absence) fails to make any loan repayments during a calendar quarter, the Committee shall notify the Participant in writing before the end of the next calendar quarter that the loan will be in default if loan repayments are not resumed before the end of such calendar quarter (or within 10 days following receipt of the notice, if later).

         If a loan is in default, the Committee shall authorize the Trustee to report a taxable distribution occurring in the year of the default equal to the remaining balance of the loan, including interest thereon. The loan shall remain due and payable, and interest accruing on the loan balance shall be reported as taxable income at the end of each taxable year of the Participant to the extent the loan remains in default for that taxable year. If the loan remains in default on the Participant's Benefit Commencement Date, the Committee shall authorize the Trustee to cancel and distribute the promissory note in accordance with the provisions of section 9.9.

         A loan in default shall be considered a deemed distribution for federal income tax purposes and shall not be treated as an eligible rollover distribution (as described in section 9.12).

         The Committee may, on the basis of uniform and nondiscriminatory standards, establish such rules and procedures as it deems necessary or proper to remedy loans in default.

8.6  LOAN FUND

     (a) The portion of an individual's Total Account constituting a loan shall be segregated into a separate fund, which shall be known as the individual's Loan Fund. The Loan Fund as of any Valuation Date shall equal the sum of the following components:

         (i)    the principal amount due his or her Salary Deferral Account;

         (ii)   the principal amount due his or her Rollover Account; and

         (iii) the principal amount due his or her Employer Matching Contribution Account.

         Each of the above amounts shall be increased with its proportionate share of interest charged to the Loan Fund.

     (b) As of each Valuation Date, the balance of the Loan Fund shall be reduced by the payments made since the previous Valuation Date. Loan repayments shall be applied in the reverse order designated in paragraph (a) above.

     (c) Loan repayments shall be allocated among the investment funds in the same percentage as the individual's most recent investment election in effect under the Plan.

8.7  DISCRETION

     In approving or disapproving a withdrawal or loan, the Committee shall use objective written criteria and shall exercise only such discretion as is necessary to determine if such criteria have been met.

8.8  ROLLOVERS

     With the consent of the Committee, the Trustee may receive and invest, pursuant to an Employee's instructions, any amount which (i) is transferred directly from another plan that qualifies under PR-Code Section 1165(a) and which is not subject to the minimum funding standards of ERISA Section 302 or (ii) is transferred by the Employee within sixty days after his receipt of such amount from another plan that qualifies under PR-Code Section 1165(a). Such amounts shall be held for the benefit of the Employee in the Rollover Account established for his benefit. An Employee who makes such a rollover contribution to the Plan, but who is not otherwise eligible to participate under Article 3 hereinabove, or who does not otherwise elect to participate actively herein by making a deferral election under section 4.1, shall be considered a Participant in the Plan solely with respect to the investment and handling of his Rollover Account. The Committee and the Trustee may request such information from the Employee as they deem necessary to determine that a proper rollover contribution is being made. Amounts in an Employee's Rollover Account shall be invested as designated by the Employee in accordance with section 5.5. The Amounts in the Rollover Account shall be distributed at the same time and in the same manner as amounts in the Employee's other Accounts, if any.

                           ARTICLE 9 - DISTRIBUTIONS

9.1  DISTRIBUTION AMOUNT

     All payments made pursuant to this Article 9 shall be based on the undistributed vested balance in the Participant's Total Account as of the Valuation Date immediately preceding the date of payment, plus the vested portion of the Participant's Employer Matching Contribution, if any, due under Article 4 on or after such Valuation Date.

9.2  DISTRIBUTION ON RETIREMENT, DISABILITY, OR OTHER TERMINATION OF SERVICE

     (a) After retirement at his or her Retirement Date or date of Disability, or after his or her termination of service for any other reason, a Participant's entire undistributed vested interest in his or her Total Account (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be available to be distributed to him or her in a single lump sum cash payment.

     (b) A Participant who ceases to be an Employee shall receive payment of the nonforfeitable portion of the undistributed balance in his or her Total Account as of one of the following dates:

         (i) If the value of the Participant's nonforfeitable interest in the Trust Fund at his or her Benefit Commencement Date exceeds $3,500:

                (A) The Valuation Date coincident with or next following the later of the Participant's (1) Severance from Service Date or (2) Normal Retirement Date; or

                (B) At the written election of the Participant, the Valuation Date coincident with or next following his or her Severance from Service Date, but not later than the Valuation Date coincident with or next following his or her Normal Retirement Date.

         Distributions shall be made as soon as practicable after the applicable Valuation Date provided the Participant has filed a proper distribution election form with the Committee and provided the form is received at least 10 days prior to the applicable Valuation Date. Unless the Participant elects to defer receipt of his or her benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant's (A) Normal Retirement Date, (B) 10th anniversary of Plan participation, or (C) separation from service with the Employer and all Affiliated Employers. The failure of a Participant to make proper application for benefits by a date specified in paragraph (b)(i)(B) above shall be deemed to be an election by the Participant to defer the payment of any benefit to a date described in the previous sentence.

         (ii) If the value of the Participant's nonforfeitable interest in the Trust Fund at his or her Benefit Commencement Date does not exceed $3,500, the Valuation Date following the date he or she ceases to be an Employee.

     (c) Notwithstanding the foregoing, distribution of the single lump sum benefit from the Plan shall be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

9.3  DISTRIBUTION ON DEATH

     Upon the death of any Participant, whether serving as an active Employee or having terminated service for any reason whatsoever, and prior to commencement of, or complete distribution of, the Participant's Total Account, the Participant's nonforfeitable interest in the Trust Fund shall be distributed to the Participant's designated Beneficiary in accordance with the following rules:

     (a) If the Participant has a Spouse at his or her date of death, the Participant's nonforfeitable interest in the Trust Fund shall be paid to his or her Spouse as designated Beneficiary. The Participant's nonforfeitable interest in the Trust Fund may be paid to a designated Beneficiary other than the Participant's Spouse while the Spouse is living only with the written consent of the Participant's Spouse. A spousal consent under this section 9.3 must:

         (i)    be in writing on a form provided by the Committee;

         (ii)   specify the Beneficiary;

         (iii)  acknowledge the effect of such consent; and

         (iv)   be witnessed by a notary public or Plan representative.

         Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Committee that there is no Spouse; that the Spouse cannot be located; that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and evidenced by a court order; or that spousal consent is not required under other applicable regulations.

         If the Participant does not have a Spouse at his or her date of death, the Participant's nonforfeitable interest in the Trust Fund shall be paid to the designated Beneficiary elected by the Participant.

         If a Participant's designated Beneficiary shall have predeceased the Participant, or if a Beneficiary designation shall have lapsed or failed for any reason, payment will be made to the Beneficiary designated under section 9.6.

     (b) If the Participant dies before commencement of his or her nonforfeitable interest in his or her Total Account, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant's designated Beneficiary within 90 days after the date the Participant's death is reported to the Committee, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the Committee.

         Distribution shall be made in a single lump sum cash payment.

         Distribution of the Participant's entire nonforfeitable interest in his or her Total Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent an election is made to receive distributions in accordance with (i) below:

                (i) If distribution is to be made to the Participant's surviving Spouse, the Spouse may elect, on the appropriate form provided by the Committee, to defer distribution until December 31 of the calendar year in which the deceased Participant would have attained age
                       70 1/2. Such election must be made no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

         If the Spouse dies before any distribution is made, the provisions of this paragraph, with the exception of paragraph (c)(i) above, shall be applied as though the Spouse were the Participant.

     (c) If the amount of distribution available under this section cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined.

     (d) If the benefit payable to a designated Beneficiary not exceed $3,500, distribution shall be made to the designated Beneficiary in a single lump sum cash payment as soon as practicable after the Valuation Date next following the date the Participant's death is reported to the Committee.

9.4  DISTRIBUTION TO ALTERNATE PAYEES

     The Committee may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the date the Committee determines that the order is a Qualified Domestic Relations Order, subject to any deferred distribution date specified in the Qualified Domestic Relations Order.

9.5  INVESTMENT OF DEFERRED DISTRIBUTIONS

     Any amounts deferred in accordance with this Article 9 shall be held in the Participant's Total Account, shall continue to be subject to the transfer provisions of section 5.4, and shall continue to share in the investment experience of the Trust Fund as long as a balance remains.

9.6  DESIGNATION OF BENEFICIARY

     (a) Each Participant may designate, on a form provided by the Committee, a Beneficiary or Beneficiaries to receive any benefits distributable hereunder after the death of the Participant. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Committee, and provided that any such designation shall take effect prospectively only and without prejudice to any payor or payee on account of any payments made before receipt of such designation by the Committee.

         Notwithstanding the above, the following provisions shall apply:

         (i) A Participant's Beneficiary shall be his or her surviving Spouse, if the Participant has a surviving Spouse, unless the Participant has designated another Beneficiary pursuant to the spousal consent requirements of section 9.3 (a).

         (ii) A Participant may change his or her designated Beneficiary or Beneficiaries any number of times, but any such designation which has the effect of naming a person other than the Participant's surviving Spouse, if any, as sole Beneficiary is subject to the spousal consent requirements of section 9.3(a).

     (b) In the absence of a Beneficiary designation by the deceased Participant, or if a designation of Beneficiary lapses or fails for any reason, distribution of the deceased Participant's nonforfeitable interest in the Trust Fund shall be distributed to the surviving Spouse of the Participant or, if there be none surviving, to the Participant's estate.

     (c) An Alternate Payee may designate a Beneficiary or Beneficiaries to receive any benefits from the Plan after the death of the Alternate Payee, if no contrary designation is made under the Qualified Domestic Relations Order. If an Alternate Payee who is eligible to designate a Beneficiary does so, and if such designation lapses or fails for any reason, distribution of the deceased Alternate Payee's nonforfeitable interest in the Trust Fund shall be distributed to the Alternate Payee's estate.

9.7  PROOF OF DEATH

     The Committee may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.

9.8  LOAN AS A DISTRIBUTION

     At the time a Participant or Beneficiary becomes eligible to receive a distribution in accordance with this Article 9, the individual shall be given the opportunity to repay his or her outstanding loan balance, if any. Repayment must be made prior to the date of distribution.

     If the individual fails to repay fully any outstanding loan balance at the time a lump sum distribution is made, the individual's loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the individual's lump sum distribution.

9.9  BENEFITS PAYABLE ONLY FROM TRUST FUND

     All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor its shareholders, directors, employees, or any member of the Committee shall have any liability or responsibility therefor. Except as otherwise provided by law, the Employer does not assume any obligations under this Plan except those specifically stated in the Plan.

9.10 DISTRIBUTIONS PURSUANT TO THE PR-CODE AND ERISA

     All distributions under the Plan shall be made in accordance with the PR-Code and ERISA Section 206 and the regulations thereunder. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with the PR-Code and ERISA Section 206 and the regulations thereunder.

                    ARTICLE 10 - ADMINISTRATION OF THE PLAN

10.1 THE COMMITTEE

     The Plan shall be administered by a Committee whose members shall be appointed by the Board of the Sponsoring Employer. Any person, including, but not limited to, the directors, officers, and Employees of the Employer, shall be eligible to serve as a Committee member, provided that no Participant shall participate in any determination by the Committee specifically relating to the disposition of his or her Total Account. A Committee member may resign by delivering his or her written resignation to the Sponsoring Employer, or may be removed by the Sponsoring Employer by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to the Committee if no date is specified.

10.2 ORGANIZATION OF THE COMMITTEE

     The Committee shall have a chairman appointed by the Board of the Sponsoring Employer and a secretary appointed by the Committee. Actions of the Committee shall be by a majority vote. The actions of such majority, expressed either by a vote at a meeting or in writing without a meeting, shall constitute the actions of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee, or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.

10.3 POWERS, DUTIES, AND RESPONSIBILITIES OF THE COMMITTEE

     The Committee is the "named fiduciary" for purposes of Section 402(a)(1) of ERISA with the authority to control and manage the administration of the Plan.

     The primary responsibility of the Committee is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Committee shall administer the Plan in accordance with its terms to the extent consistent with applicable law, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all affected parties.

     The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan, provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of PR-Code and to comply with the terms of ERISA. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan.

     The Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

     (a) To determine all questions relating to the eligibility of an Employee to participate or remain a Participant hereunder.

     (b) To certify and direct the Trustee with respect to the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder.

     (c) To authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund.

     (d) To maintain all necessary records for the administration of the Plan.

     (e) To interpret the provisions of the Plan and to make and publish such rules for administration of the Plan as are consistent with the terms hereof, including, but not limited to, procedures for presenting claims for benefits under the Plan, procedures for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Qualified Domestic Relations Orders.

     (f) To engage such counsel, accountants, and consultants as may be required to assist in administering the Plan.

     (g) To comply with the reporting and disclosure requirements of ERISA.

10.4 RECORDS OF THE COMMITTEE

     All acts and determinations of the Committee shall be duly recorded by, or under the supervision of, the secretary of the Committee, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

10.5 PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN

     (a) Claims for benefits under the Plan made by a Participant or Beneficiary covered by the Plan must be submitted in writing to the Committee. Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

         If a claim is denied in whole or in part, the Committee shall notify the claimant of its decision by written notice, in a manner calculated to be understood by the claimant. The Committee shall set forth in the notice:

         (i)    the specific reason or reasons for the denial of the claim;

         (ii) the specific references to the pertinent Plan provisions on which the denial is based;

         (iii) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

         (iv)   an explanation of the Plan's claim review procedure.

         Such notification shall be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and provided written notice of such extension and circumstances is given to the claimant within the initial 90 day period). If notification is not given within such period, the claim will be considered denied as of the last day of such period and the claimant may request a review of the claim.

     (b) Upon denial of a claim in whole or in part, a claimant or his or her duly authorized representative shall have the right to submit a written request to the Committee for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing. A request for review of a claim must be submitted within 60 days of receipt by the claimant of written notice of the denial of the claim (or, if applicable, within 60 days from the date on which such denial is considered to have occurred).

         The Committee will advise the claimant of the results of the review within 60 days after receipt of the written request for review (or within 120 days if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such claimant within the initial 60 day period). The decision on review shall be in writing. If the decision on review is not made within such period, the claim will be considered denied.

         The decision of the Committee by majority vote shall be final and binding upon any and all claimants, including but not limited to Participants and their Beneficiaries, and any other individuals making a claim through or under them.

10.6 UNCLAIMED BENEFITS

     If the Committee is unable after any benefit becomes due hereunder to authorize payment because the whereabouts of a Participant or Beneficiary cannot be ascertained, the Committee shall send written notice of such benefit to the Participant or Beneficiary at his or her last known mailing address as shown by the records of the Employer.

     If the Committee, by making a reasonably diligent effort, cannot locate the Participant or Beneficiary, the amount payable to such Participant or Beneficiary shall be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable law). The forfeiture shall be applied to reduce future Employer Contributions.

      Should the Participant or Beneficiary subsequently make application for benefits, the amount so forfeited shall be paid to the Participant or Beneficiary, and the Employer shall reimburse the Trust Fund for the payment by making a special contribution for such purpose.

10.7  DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES

      In the event a distribution is to be made to a minor or an adult unable to attend to his or her affairs for any reason (including, but not limited to, illness, infirmity or mental incapacity), the Committee may in its discretion direct that such distribution be made (a) directly to him or her, or (b) to the parent or other legal guardian, committee or conservator of such person. Payment to any such person shall fully discharge the Committee, Trustee, Employer, and Plan from further liability on account thereof.

10.8  EXPENSES

      The Committee shall determine the method by which expenses shall be paid and the extent to which the Participants and/or the Employer shall pay such expenses. Members of the Committee may receive compensation for the performance of their duties under the Plan, as may be agreed upon with the Sponsoring Employer, provided that no Committee member who is in the full-time employ of an Employer shall receive any compensation from the Trust Fund. The Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties under the Plan.

10.9  INVESTMENT MANAGER

      The Sponsoring Employer (or such committee as it may appoint) may appoint one or more Investment Managers to direct the investment and management of all or any portion of the assets of the Trust Fund. The duties of the Investment Manager shall be set forth in the agreement pursuant to which the Investment Manager is appointed, and shall designate the portion of the Trust Fund to be managed and controlled by such Investment Manager. The Sponsoring Employer (or such committee as it may appoint) may, from time to time, remove any such Investment Manager, and any such Investment Manager may resign. The Sponsoring Employer (or such committee as it may appoint) may, upon removal or resignation of an Investment Manager, provide for the appointment of a successor Investment Manager.

10.10 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      (a) The named fiduciaries specified herein shall have the authority to control and manage the operation and administration of the Plan. Each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and

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

           obligations under the Plan and the Trust Agreement. Subject to the provisions of Section 405(a) of ERISA, no named fiduciary is responsible for the acts or omissions of any other named fiduciary.

           Each named fiduciary may allocate its duties among its members or to individuals who are not named fiduciaries.

           Each named fiduciary and every other fiduciary under the Plan shall exercise its duties and responsibilities for the sole benefit of Participants and Beneficiaries.

      (b) The Employer, acting through its board of directors, shall have the sole responsibility for making Employer Contributions.

      (c) The Sponsoring Employer shall have the sole authority to appoint and remove (or designate another to appoint and remove) the Trustee, and any Investment Manager; to formulate (or designate another to formulate) the Plan's funding policy; and to amend or terminate, in whole or in part, the Plan and the Trust Agreement.

      (d) The Committee shall have the sole responsibility for the administration of the Plan.

      (e) The Trustee shall have the sole responsibility for managing the assets held under the Trust Agreement, except those assets, the management of which has been assigned to an Investment Manager who shall be solely responsible for the management of the assets assigned to it.

10.11 INDEMNIFICATION

      The Sponsoring Employer shall indemnify and hold harmless the named fiduciaries (other than the Trustee) and any other directors, officers, or employees of any Participating Employer or an Affiliated Employer who are or may be determined to be fiduciaries as that term is defined in ERISA from and against any and all claims, cost, damages, expenses (including counsel fees approved by the Sponsoring Employer), and liabilities (including any amounts paid in settlement with the Sponsoring Employer's approval) arising from any action or failure to act, except where such claims, costs, damages, expenses, and liabilities are judicially determined to be due to the gross negligence or willful misconduct of such person. The Sponsoring Employer's obligation hereunder shall be offset by any other source of indemnification, including any insurance policy or policies maintained by the Employer.

10.12 FIDUCIARY INSURANCE

      The Sponsoring Employer may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including employees, independent professional advisors and service organizations who are or may be determined to be fiduciaries, as that term is defined in ERISA, to cover liabilities or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.

10.13 RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES

      The Employer, any Affiliated Employer, the Committee, and the Trustee(s) may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.

      Any such certificate, statement, or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his or her Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

      Any such certificate, statement, or other representation made by a Participant's Spouse or other Beneficiary shall be conclusively binding upon such Spouse or Beneficiary, and such Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

10.14 DISCHARGE OF LIABILITY

      If distribution of all or a portion of a Participant's Total Account is made to a person reasonably believed by the Committee or its delegate to qualify properly as the Participant's Beneficiary (taking into account any document purporting to be a valid consent of the Participant's Spouse, or any representation by the Participant that he or she is not married), the Plan shall have no further liability with respect to the amount distributed from such Account.

                    ARTICLE 11 - ADMINISTRATION OF THE TRUST

11.1 TRUST AGREEMENT

     Pursuant to the terms and provisions of the Trust Agreement entered into by the Sponsoring Employer, such Trustee(s) as the Sponsoring Employer may appoint, will receive and invest all contributions made under the Plan to the Trust Fund and all income derived therefrom. The Sponsoring Employer may remove a Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.

11.2 EXCLUSIVE BENEFIT OF PARTICIPANTS

     All assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries under the Plan and defraying reasonable expenses of administering the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan for any part of the assets of the Trust Fund, whether principal or income, to be used for, or diverted to, purposes other than those stated herein.

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

           ARTICLE 12 - AMENDMENT, TERMINATION OR MERGER OF THE PLAN

12.1 RIGHT TO AMEND

     The Sponsoring Employer reserves the right at any time and from time to time by action of its Board (or, to the extent permitted by resolution of such Board, by action of the Committee or a duly authorized officer of the Sponsoring Employer) to modify or amend the Plan by an instrument in writing, provided, however, that no such modification or amendment shall be made which would:

     (a) Increase the duties or liabilities of the Committee or Trustee without its written consent;

     (b) Decrease a Participant's account balance or eliminate an optional form of payment with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective;

     (c) Cause or permit any portion of the Trust Fund to revert to or become the property of an Employer, except as required to pay taxes or administrative expenses, or as otherwise provided herein;

     (d) Cause any portion of the Trust Fund to be used for purposes other than the exclusive benefit of Participants and their Beneficiaries; or

     (e) Adversely affect the qualification of the Plan under Section 1165(a) of the PR Code; unless such modification or amendment is necessary or appropriate to enable the Plan or Trust Fund to qualify under Section 1165(a) of the PR Code, or to retain for the Plan or Trust Fund its qualified status.

12.2 RIGHT TO TERMINATE

     The Plan may be terminated at any time by resolution of the Board provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Employer or to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been liquidated in full.

12.3 TERMINATION OF TRUST

     (a) If the Plan is terminated, the Total Accounts of all affected Participants shall be nonforfeitable. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts, adjusted to reflect the expenses of termination, to the extent such expenses are not paid by the Employer, shall be distributed in the manner described in Article 9 (but without requiring the written consent of affected Participants).

            If a "successor plan" within the meaning of Income Tax Regulation 1.401(k)-(d)(3) is established or maintained, distribution shall not be made until a Participant's actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).

            Until all Total Accounts are fully distributed, any remaining Total Accounts held in the Trust Fund shall continue to be adjusted in accordance with the provisions of Article 5, and to reflect the expenses of termination.

     (b) In the event of the partial termination of the Plan, the Total Accounts of all affected Participants shall be nonforfeitable and the provisions of paragraph (a) above shall apply with respect to such Participants" Total Accounts.

12.4 DISCONTINUANCE OF CONTRIBUTIONS

     Any Employer may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan. If such Employer completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Employer contributions, transfer employment to an Employer which continues to contribute under the Plan) shall be nonforfeitable.

12.5 MERGER OF PLANS

     The Plan may not be merged or consolidated with any other plan and no assets or liabilities of the Plan may be transferred to any other plan, unless each Participant would receive a benefit immediately after such merger, consolidation or transfer equal to or greater than the benefit the Participant would have received, if the Plan had been terminated immediately prior to the merger, consolidation, or transfer.

                        ARTICLE 13 - GENERAL PROVISIONS

13.1 FILINGS WITH THE COMMITTEE

     For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Committee of such designation, change or election, or other form or document.

13.2 STATEMENTS OF ACCOUNTS

     The Committee shall cause to be furnished to each Participant, no less frequently than once in each Plan Year, a statement showing the value of his or her Total Account invested in each investment fund and the vested portion of his or her Total Account.

13.3 NONALIENABILITY OF BENEFITS

     No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his or her Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt, either voluntarily orinvoluntarily, to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

     In the event a Participant's benefits are garnished or attached by order of any court, the Committee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

     Notwithstanding the foregoing, the Committee shall recognize and honor any judgment, decree, or order entered on or after January 1, 1985 under a state's domestic relations law which the Committee determines to be a Qualified Domestic Relations Order in accordance with the procedures to determine such status as the Committee shall establish pursuant to Section 206(d)(3)(B) of ERISA, provided such order conforms with the requirements of section 9.4.

13.4 NO CONTRACT OF EMPLOYMENT

     All benefits created by the Plan constitute a voluntary act on the part of the Employer and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Employer, except as provided by ERISA. The

     Trust Fund shall be the sole source of all benefits provided for in the Plan. The Employer does not guarantee the Trust Fund against any loss or depreciation in value. Neither the action of the Employer in establishing the Plan nor any action hereafter taken by the Employer or by any committees in connection with the Plan shall be construed as giving to any Participant a right to be retained in the service of the Employer or any right or claim to any benefits under the Plan except as expressly provided in the Plan.

13.5 PARTICIPATING EMPLOYERS

     (a) Any Affiliated Employer may adopt this Plan with the approval of the Board. Upon so adopting the Plan, the Affiliated Employer shall become a Participating Employer hereunder and shall come within the meaning of Employer for all purposes of the Plan.

     (b) If all or substantially all of the assets or shares of stock of any other company or business in the United States is acquired, and if such other company or business becomes a Participating Employer hereunder, the Board (or such committee as it may appoint), may authorize that the Plan shall take into account for eligibility or vesting purposes, or both, an Eligible Employee's service with such acquired company or business for any period prior to the date on which such other company or business was acquired.

     (c) A Participating Employer may discontinue or revoke its participation in the Plan with respect to its Eligible Employees. At the time of discontinuance or revocation, the Committee may authorize the Trustee to transfer, deliver, and assign vested Trust Fund assets attributable to the Participants employed by such Participating Employer to a new trustee as shall have been designated by the Participating Employer, in the event that it has established a separate qualified plan for its employees. If a separate qualified plan is not established, the Trustee shall retain such assets for the benefit of the Participants employed by such Participating Employer. In no event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Participants employed by such Participating Employer and their Beneficiaries.

13.6 GOVERNING LAW

     This Plan shall be administered in the Commonwealth of Puerto Rico and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered and interpreted under the laws of the Commonwealth of Puerto Rico.

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

                                  CERTIFICATE


I, Kirk A. Radke, Secretary of Waters Operating Corp., hereby certify that the attached document is a correct copy of the Waters Employee Investment Plan for Puerto Rico, effective as of January 1, 1997.

Dated this 19th day of December, 1996.


                                             /s/ Kirk A. Radke
                                             ---------------------------------
                                             Secretary as Aforesaid
                                              (Corporate Seal)

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